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                                                                    Exhibit 99.2



/C O R R E C T I O N -- Deb Shops, Inc./
11/6/2003 1:50:00 PM





Nov 06, 2003 /PRNewswire via COMTEX/ -- In the news release, Deb Shops, Inc.
(DEBS) Reports October, Third Quarter and Year-to-Date Sales, issued earlier today by Deb Shops, Inc. over PR Newswire, we are advised by the company that the first paragraph, first sentence, should read "comparable store sales decreased 6.2% for the month ended October 31, 2003" rather than "6.1%"; the first paragraph, second sentence, should read "Total sales decreased 2.7% to $22.1 million from $22.8 million for the month ended October 31, 2002" rather than "Total sales decreased 2.4% to $22.0 million from $21.5 million" as originally issued inadvertently; and the sentence "During the month of October 2003 there were five Fridays compared to four Fridays in October 2002." should be added to the end of the second paragraph.

SOURCE Deb Shops, Inc.

http://www.debshops.com
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